Exhibit 4.32

SUPPLEMENTAL LETTER

From:	ABN AMRO BANK N.V. (the legal successor to Fortis Bank (Nederland) N.V.)
acting through its office at
Coolsingel 93
3012 AE Rotterdam
Netherlands

(the “Facility Agent”)

To:	Ramona Marine Company Limited
Karlita Shipping Company Limited
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Borrowers”)

To:	Danaos Corporation
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Guarantor”)

To:	Sapfo Navigation Inc.
Tully Enterprises S.A.
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Borrower Shareholders”)

To:	Fastcarrier (No. 5) Corp.
Fastcarrier (No. 6) Corp.
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Owners”)

12 August 2010

Dear Sirs

Facility agreement dated 29 January 2004 made between (i) the Borrowers, (ii) the Guarantor, (iii) The Export-Import Bank of Korea and Fortis Capital Corp. as arrangers, (iv) The Export-Import Bank of Korea and ABN AMRO Bank N.V. (previously Fortis Bank (Nederland) N.V.) as original lenders and (v) the Facility Agent, as amended and restated by and pursuant to a supplemental agreement dated 30 November 2004, two supplemental agreements dated 5 October 2007, a supplemental agreement dated 7 March 2008, a waiver letter dated 24 March 2009 and a supplemental letter dated 22 September 2009 in relation to a loan facility of (originally) US$144,000,000 (the “Facility Agreement”)

1              We refer to the Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

2              The Borrowers and the Guarantor have requested, notwithstanding the terms of the supplemental letter to the Facility Agreement dated 22 September 2009, that certain changes be made to the financial covenants of the Guarantor as provided in Clause 18 of the Facility Agreement with effect from 30 June 2010 until 30 June 2012.

3              We, as Facility Agent (on behalf of ourselves and the Creditor Parties) confirm our consent to the Borrowers’ and the Guarantor’s requests set out in paragraph 2 above in reliance on the representations and warranties in paragraph 8 below so that, with effect from the Effective Date (as defined in paragraph 5 below):

(a)           Clause 1.1 of the Facility Agreement shall be amended by deleting the definition of “Post-Delivery Tranche B Margin” and replacing it with:

“Post-Delivery Tranche B Margin means:

(i)            from 31 December 2008 to 30 June 2009, 1.75 per cent. per annum;

(ii)           from 1 July 2009 to 31 December 2009, 2.25 per cent. per annum;

(iii)          from 1 January 2010 to 30 June 2012, 1.75 per cent. per annum; and

(iv)          thereafter, 1.25 per cent. per annum.”;

(b)           Clause 16 of the Facility Agreement shall be amended as follows:

(i)            by deleting Clause 16.1(b)(iii) and replacing it with:

“(iii)        the quarterly consolidated financial statements for the Danaos Group for the first and third quarters of each of its financial years up to and including 30 June 2012 and thereafter such quarterly consolidated financial statements for the Danaos Group for the first and third quarters of each of its financial years to the extent the Danaos Group is required by any Applicable Law to produce them.”; and

(ii)           by inserting a new Clause 16.7 as follows:

“16.7      Yearly Reports.

Within 90 days of 31 December 2010 and 31 December 2011, and more often if the Facility Agent reasonably requires, the Guarantor shall submit reports to the Facility Agent on the matters referred to in Clauses 18.1 and 19 of the Facility Agreement. Notwithstanding the suspension of those clauses by the supplemental letter to the Facility Agreement dated 12 August 2010, such reports shall be prepared as if those clauses still applied during the period from 30 June 2010 to 30 June 2012.”;

(c)           Clause 17.13 of the Facility Agreement shall be amended by inserting “except during the period from 30 June 2010 until, and including, 30 June 2012” after “the third year after the Delivery Date of the first Vessel to be delivered” in the third line of paragraph (a), after “the fifth year after the Delivery Date of the first Vessel” in the third line of paragraph (b) and after “the Final Maturity Date” in the second line of paragraph (c);

(d)           Clause 18 of the Facility Agreement shall be amended as follows:

(i)            Clause 18.1 of the Facility Agreement shall be amended by the insertion of “at all times when Clause 18.3 does not apply” after “that” in the first line;

(ii)           a new Clause 18.3 shall be inserted as follows:

2

“18.3      Alternative Undertakings.

The Guarantor undertakes that with effect from 30 June 2010 until, and including, 30 June 2012:

(a)           on each Quarter Date up to, and including 31 December 2011, the Minimum Security Cover shall be not less than 90% and on 31 March 2012 and 30 June 2012 shall not be less than 95%;

(b)           on each Quarter Date up to, and including 31 December 2011, the Liquid Funds of the Danaos Group shall not be less than US$30,000,000 and on 31 March 2012 and 30 June 2012 shall not be less than US$20,000,000;

(c)           on each Quarter Date Net Leverage shall not exceed the ratio shown opposite that date in the table below;

Quarter dates	Maximum ratio
30 September 2010 and 31 December 2010	12:1
31 March 2011 and 30 June 2011	12.25:1
30 September 2011	11.50:1
31 December 2011	11.00:1
31 March 2012 and 30 June 2012	10.75:1

(d)           on each Quarter Date Interest Coverage shall not be less than 1.50:1; and

(e)           on each Quarter Date Market Value Adjusted Net Worth shall be at least $400,000,000;”

(iii)          A new Clause 18.4 shall be inserted as follows:

“18.4      Definitions

The calculation of ratios and percentages in Clause 18.3 shall be determined on a consolidated basis, in accordance with the Applicable Accounting Principles and by reference to the financial statements (the Financial Statements) of the Danaos Group, which shall be the last set of annual audited consolidated financial statements or unaudited quarterly financial statements of the Guarantor, but so that:

Adjusted Total Consolidated Assets means the value of total consolidated assets resulting after the replacement of the aggregate net book value of all the vessels on-the-water and vessels under construction owned by any member of the Danaos Group (as reflected on the Guarantor’s consolidated balance sheet) with the aggregate of their Market Values (or, in relation to vessels under construction only, their book values) less consolidated free cash and cash equivalents (being for these purposes cash available after meeting debt service and bank fees).

Applicable Accounting Principles means those accounting principles, standards and practices on which the preparation of the audited combined financial statements of the Danaos Group for the period ending 31 December 2009 were based or such other generally accepted accounting principles, standards and practices adopted by the Guarantor after the date hereof and notified to the Facility Agent (acting on the instructions of the Majority Lenders).

3

Consolidated Debt means total consolidated debt (current and non-current), whether on-balance sheet or off balance sheet (except for any guarantee facilities) and excluding any such debt owing by any member of the Danaos Group to another member of the Danaos Group and all swap exposure of the Group.

Consolidated EBITDA means for the previous four quarters the consolidated net income before taking into account consolidated interest gains or losses under any hedging arrangements, tax, depreciation, amortisation and any other non cash item, capital gains or losses realised from the sale of any vessel, financing payments (e.g. commitment and ticking fees), capital losses on vessel cancellations and any other non-recurring items (subject to the limitation below), each as presented in the Guarantor’s income statements. Non-recurring items will be excluded from the calculation of Consolidated EBITDA provided they do not exceed 5% of Consolidated EBITDA (excluding all non-recurring items) in any relevant period (except for the financial year ending 31 December 2010) such that any non-recurring items which exceed such 5% limit will be included in such calculation.

Interest Coverage means the ratio of Consolidated EBITDA to Net Interest Expense.

Liquid Funds means, in respect of the relevant period, the aggregate of:

(i)            cash in hand or held with banks or other financial institutions which is free of any Security Interest; and

(ii)           any other short-term financial investment which is free of any Security Interest.

Market Value of a vessel is the average of two market valuations to be provided at the expense of the Guarantor quarterly on the same date.

A charter-free valuation shall be on the basis of an arm’s length sale for prompt delivery for cash charter-free between a willing buyer and a willing seller.

A with-charter market valuation shall be calculated for a vessel subject to a charter with 12 months left to run as the aggregate of (a) the present value of the ‘bareboat-equivalent’ time charter income of the relevant vessel for the remaining term of such time charter, excluding any renewal options, and (b) the present value of the residual value of the relevant vessel at the end of the time charter which shall be deemed to be equal to the current charter-free value of a vessel with similar characteristics to the relevant vessel, save for the age, which shall be equal to the age of the relevant vessel at the expiration of the term of her time-charter (excluding any renewal options).

In calculating the above present values, the applicable discount rate shall be at the time of the valuation the applicable mid market interest rate swap rate (using Reuters screen at 11:00 a.m. London time) (being the US$ rate) for a period equal to the remaining term of the relevant vessel’s charter (excluding any renewal options).

Each market valuation shall be made independently by any two shipbrokers selected by the Facility Agent. If the two market valuations differ by more than 10% then a third valuation will also be obtained from a third approved broker and the market value of the relevant vessel shall comprise the average of the three valuations obtained.

4

Market Value Adjusted Net Worth means the amount by which the Market Value of Adjusted Total Consolidated Assets exceeds Total Consolidated Liabilities after excluding the net asset or liability relating to the fair value of derivatives, as reflected on the Guarantor’s consolidated balance sheet.

Minimum Security Cover is the ratio of the Market Value of the Ships to Consolidated Debt expressed as a percentage.

Net Interest Expense is equal to consolidated:

(a)           interest expense (excluding capitalised interest), less

(b)           interest income, less

(c)           realised gains on interest rate swaps (excluding capitalised gains), plus

(d)           realised losses on interest rate swaps (excluding capitalised losses);

each as reflected on the Guarantor’s consolidated income statement for the previous four quarters.

Net Leverage means the ratio of Consolidated Debt, less free cash and cash equivalents to Consolidated EBITDA.

Quarter Date means 31 March, 30 June, 30 September and 31 December.

Ship and Ships means the vessels owned by and registered (or to be owned by and registered) in the name of the Guarantor or any of its Subsidiaries or operated by the Guarantor or any of its Subsidiaries pursuant to a lease or other operating agreement constituting a capital lease obligation, in each case with all related equipment and any additions or improvements.

Total Consolidated Liabilities means the Guarantor’s total liabilities.”; and

(iv)          A new Clause 18.5 shall be inserted as follows:

“18.5      Definitions

For the avoidance of doubt, the definitions in Clause 18.2 shall be used when testing the Undertakings in Clause 18.1 and the definitions in Clause 18.4 shall be used when testing the Alternative Undertakings in Clause 18.3.”;

(e)           Clause 19.2 of the Facility Agreement shall be amended by inserting “Except during the period from 30 June 2010 until, and including, 30 June 2012” at the beginning of the second sentence of paragraph (d);

(f)            Clause 20.6 of the Facility Agreement shall be deleted and replaced with the following:

“20.6      Cross-default

Any of the following occurs in respect of an Obligor, or any other member of the Danaos Group:

(a)           any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)           any of its Financial Indebtedness:

(i)            becomes prematurely due and payable;

5

(ii)           is placed on demand; or

(iii)          is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

in each case, as a result of an event of default (howsoever described) and after the expiry of any applicable grace period; or

(c)           any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described); or

(d)           any Security Interest securing such Financial Indebtedness becomes enforceable,

unless the aggregate amount of Financial Indebtedness failing within paragraphs (a)-(d) above is less than US$5,000,000 or its equivalent (in the case of a Borrower) or US$20,000,000 or its equivalent (in the case of the Guarantor or any other member of the Danaos Group).”; and

(g)           The Exposure Fee referred to in Clause 24.1(a) of the Facility Agreement shall be amended by deleting “at the rate of 0.27 per cent. per annum” and inserting, at the end:

“at the following rate:

(i)	from 31 December 2008 to 30 June 2009, 0.77 per cent. per annum;

(ii)	from 1 July 2009 to 31 December 2009, 1.27 per cent. per annum;

(iii)	from 1 January 2010 to 30 June 2012, 0.77 per cent. per annum; and

(iv)	thereafter, 0.27 per cent. per annum.”.

4              The Creditor Parties’ agreement to these changes to the Facility Agreement set out in paragraph 3 above are subject to the following:

(a)           the Facility Agent has received, in consideration of the execution of this Letter, an amendment fee as set out in a separate letter between the Borrowers and the Facility Agent, for distribution to the Lenders pro rata to their Commitments;

(b)           the Facility Agent has received all of the following documents or evidence in form and substance satisfactory to it:

(i)            a duly executed original of this Letter (and each of the documents required to be delivered pursuant to this Letter);

(ii)           in relation to each Borrower, the Guarantor, each Borrower Shareholder and each Owner, corporate authorities in relation to the execution of this Letter, together with certification of no change to constitutional documents since these last delivered to the Facility Agent; and

(c)           the Facility Agent has received evidence satisfactory to it that financial covenants in substantially the same as those set out in paragraph 3(d) above have been agreed and apply to other financings for companies within the Danaos Group.

5             Subject to the Facility Agent receiving the fee referred to in paragraph 4(a) above and the documents or evidence referred to in paragraphs 4(b) and (c) above it will confirm in writing the effective date (the “Effective Date”) for the purposes of this Letter, which

6

shall be the date on which the amendments to the Facility Agreement set out in paragraph 3 above come into effect (retroactively to the extent applicable).

6              With effect from the Effective Date, the Facility Agreement and the other Finance Documents shall be amended by construing:

(a)           all references in the Facility Agreement to “this Agreement” and all references in the other Finance Document to “the Facility Agreement” as references to the Facility Agreement as amended and supplemented by this Letter;

(b)           all references in the Facility Agreement and the other Finance Documents to the Finance Documents (other than the Facility Agreement) as references to such Finance Documents as amended and supplemented by this Letter.

7              All other terms and conditions of the Facility Agreement and the other Finance Documents shall remain in full force and effect. In particular, all obligations of, and security granted by, the Borrowers, the Guarantor, the Owners and the Borrower Shareholders under the Finance Documents shall continue in full force and effect notwithstanding the matters set out in this Letter.

8              The representations and warranties set out in this paragraph are made by each of the Borrowers, the Guarantor, each of the Owners and each of the Borrower Shareholders on the date of this Letter and on the Effective Date to the Facility Agent (for itself and the Lenders).

(a)           it has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of this Letter and the transactions contemplated by this Letter;

(b)           subject to any general principles of law limiting its obligations, this Letter constitutes its legally binding, valid and enforceable obligations;

(c)           the entry into and performance by it of, and the transactions contemplated by, this Letter do not and will not conflict with:

(i)	any law or regulation applicable to it; or

(ii)	its or, in respect of the Guarantor, any of it’s Subsidiaries’ constitutional documents; or

(iii)	any document which is binding on it or, in respect of the Guarantor, any of its Subsidiaries, or any of its or, in respect of the Guarantor, its Subsidiaries’ assets;

(d)           all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Letter have been obtained or effected (as appropriate) and re in full force and effect;

(e)           no Default is outstanding; and

(f)            all information supplied or to be supplied to the Facility Agent or the Lenders in connection with this Letter is or, as the case may be, will be true and accurate and does not omit any fact the omission of which would make such information misleading.

9              This Letter, and all non-contractual obligations arising out of this Letter, shall be governed by, and construed in accordance with, English law. The provisions of clauses 38.1 and 38.3 (inclusive) of the Facility Agreement shall be incorporated into this Letter.

7

10           The Guarantor and the Borrowers shall jointly and severally reimburse the Facility Agent for all legal costs and expenses incurred by it in connection with the preparation and implementation of this Letter.

11           This Letter is a Finance Document.

12           Please would each of the parties to whom this Letter is addressed (each of whom is confirmed to be an “Obligor” for the purposes of the Facility Agreement) confirm its agreement to this Letter by signing below.

/s/ M.G. Meijer	/s/ L.J.M. van der Knaap
M.G. Meijer	L.J.M. van der Knaap
for and on behalf of
ABN AMRO BANK N.V.
as Facility Agent for the Creditor Parties

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for our obligations under the Facility Agreement as amended by this letter.

/s/ IRAKLIS PROKOPAKIS
RAMONA MARINE COMPANY LIMITED
Name:	IRAKLIS PROKOPAKIS
Title:	Director
Date:	12 August 2010

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for our obligations under the Facility Agreement as amended by this letter.

/s/ IRAKLIS PROKOPAKIS
KARLITA SHIPPING COMPANY LIMITED
Name:	IRAKLIS PROKOPAKIS
Title:	Director
Date:	12 August 2010

8

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ IRAKLIS PROKOPAKIS		/s/ DIMITRI J. ANDRITSOYIANNIS
DANAOS CORPORATION
Name:	IRAKLIS PROKOPAKIS	DIMITRI J. ANDRITSOYIANNIS
Title:	Senior Vice President & COO	Vice President & CFO
Date:	12 August 2010

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ KONSTANTINOS SFYRIS
SAPFO NAVIGATION INC.
Name:	KONSTANTINOS SFYRIS
Title:	Secretary / Director
Date:	12 August 2010

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ KONSTANTINOS SFYRIS
TULLY ENTERPRISES S.A.
Name:	KONSTANTINOS SFYRIS
Title:	President / Treasurer / Director
Date:	12 August 2010

9

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ KONSTANTINOS SFYRIS
FASTCARRIER (NO. 5) CORP.
Name:	KONSTANTINOS SFYRIS
Title:	Secretary / Treasurer / Director
Date:	12 August 2010

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ KONSTANTINOS SFYRIS
FASTCARRIER (NO. 6) CORP.
Name:	KONSTANTINOS SFYRIS
Title:	Secretary / Treasurer / Director
Date:	12 August 2010

10

SUPPLEMENTAL LETTER

From:	ABN AMRO BANK N.V. (the legal successor to Fortis Bank (Nederland) N.V.)
acting through its office at
Gustav Mahlerlaan 10
1082 PP Amsterdam
Netherlands

(the “Facility Agent”)

To:	Ramona Marine Company Limited
Karlita Shipping Company Limited
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Borrowers”)

To:	Danaos Corporation
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Guarantor”)

To:	Sapfo Navigation Inc.
Tully Enterprises S.A.
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Borrower Shareholders”)

To:	Fastcarrier (No. 5) Corp.
Fastcarrier (No. 6) Corp.
14 Akti Kondyli
185 45 Piraeus
Greece

(as “Owners”)

9 February 2012

Dear Sirs

Facility agreement dated 29 January 2004 made between (i) the Borrowers, (ii) the Guarantor, (iii) The Export-Import Bank of Korea and Fortis Capital Corp. as arrangers, (iv) The Export-Import Bank of Korea and ABN AMRO Bank N.V. (previously Fortis Bank (Nederland) N.V.) as original lenders and (v) the Facility Agent, as amended and restated by and pursuant to a supplemental agreement dated 30 November 2004, two supplemental agreements dated 5 October 2007, a supplemental agreement dated 7 March 2008, a waiver letter dated 24 March 2009, a supplemental letter dated 22 September 2009 and a supplemental letter dated 24 August 2010 in relation to a loan facility of (originally) US$144,000,000 (the “Facility Agreement”)

1              We refer to the Facility Agreement. Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

2              The Borrowers and the Guarantor have requested, notwithstanding the terms of the supplemental letter to the Facility Agreement dated 24 August 2010, that certain changes be made to the financial covenants of the Guarantor as provided in Clause 18 of the Facility Agreement with effect from 30 June 2010 until 30 June 2014.

3              We, as Facility Agent (on behalf of ourselves and the Creditor Parties) confirm our consent to the Borrowers’ and the Guarantor’s requests set out in paragraph 2 above in reliance on the representations and warranties in paragraph 8 below so that, with effect from the Effective Date (as defined in paragraph 5 below):

(a)           Clause 1.1 of the Facility Agreement shall be amended by deleting the definition of “Post-Delivery Tranche B Margin” and replacing it with:

“Post-Delivery Tranche B Margin means:

(i)            from 31 December 2008 to 30 June 2009, 1.75 per cent. per annum;

(ii)           from 1 July 2009 to 31 December 2009, 2.25 per cent. per annum;

(iii)          from 1 January 2010 to 30 June 2014, 1.75 per cent. per annum; and

(iv)          thereafter, 1.25 per cent. per annum.”;

(b)           Clause 16 of the Facility Agreement shall be amended as follows:

(i)            by deleting Clause 16.1(b)(iii) and replacing it with:

“(iii)        the quarterly consolidated financial statements for the Danaos Group for the first and third quarters of each of its financial years up to and including 30 June 2014 and thereafter such quarterly consolidated financial statements for the Danaos Group for the first and third quarters of each of its financial years to the extent the Danaos Group is required by any Applicable Law to produce them.”; and

(ii)           by inserting a new Clause 16.7 as follows:

“16.7      Yearly Reports.

Within 90 days of 31 December 2010, 31 December 2011, 31 December 2012 and 31 December 2013, and more often if the Facility Agent reasonably requires, the Guarantor shall submit reports to the Facility Agent on the matters referred to in Clauses 18.1 and 19 of the Facility Agreement. Notwithstanding the suspension of those clauses by the supplemental letters to the Facility Agreement dated 24 August 2010 and 9 February 2012, such reports shall be prepared as if those clauses still applied during the period from 30 June 2010 to 30 June 2014.”;

(c)           Clause 17.13 of the Facility Agreement shall be amended by inserting “except during the period from 30 June 2010 until, and including, 30 June 2014” after “the third year after the Delivery Date of the first Vessel to be delivered” in the third line of paragraph (a), after “the fifth year after the Delivery Date of the first Vessel” in the third line of paragraph (b) and after “the Final Maturity Date” in the second line of paragraph (c);

(d)           Clause 18 of the Facility Agreement shall be amended as follows:

(i)            Clause 18.1 of the Facility Agreement shall be amended by the insertion of “at all times when Clause 18.3 does not apply” after “that” in the first line;

(ii)           a new Clause 18.3 shall be inserted as follows:

“18.3      Alternative Undertakings.

The Guarantor undertakes that with effect from 30 June 2010 until, and including, 30 June 2014:

(a)           the Minimum Security Cover shall:

(i)            on each Quarter Date up to and including 31 December 2011, not be less than 90%;

(ii)           an each Quarter Date thereafter up to and including 30 June 2013, not be less than 95%;

(iii)          on each Quarter Date thereafter up to and including 31 March 2014, not be less than 100%; and

(iv)          on 30 June 2014, not be less than 105%;

(b)           the Liquid Funds of the Danaos Group shall:

(i)            on each Quarter Date up to and including 31 December 2011, not be less than US$30,000,000;

(ii)           on each Quarter Date thereafter up to and including 31 December 2012, not be less than US$20,000,000; and

(iii)          on each Quarter Date thereafter up to and including 30 June 2014, shall not be less than US$30,000,000;

(c)           on each Quarter Date Net Leverage shall not exceed the ratio shown opposite that date in the table below;

Quarter dates	Maximum ratio
30 September 2010 and 31 December 2010	12:1
31 March 2011 and 30 June 2011	12.25:1
30 September 2011	11.50:1
31 December 2011	11.00:1
31 March 2012 and 30 June 2012	10.75:1
30 September 2012	10.00:1
31 December 2012	9.25:1
31 March 2013	9.00:1
30 June 2013 and 30 September 2013	8.50:1
31 December 2013 and 31 March 2014	8.25:1
30 June 2014	8.00:1

(d)           on each Quarter Date up to and including 30 September 2013, Interest Coverage shall not be less than 1.50:1 and on each Quarter Date up to and including 30 June 2014, Interest Coverage shall not be less than 1.60:1; and

(e)           on each Quarter Date Market Value Adjusted Net Worth shall be at least $400,000,000;”

(iii)          A new Clause 18.4 shall be inserted as follows:

“18.4      Definitions

The calculation of ratios and percentages in Clause 18.3 shall be determined on a consolidated basis, in accordance with the Applicable Accounting Principles and by reference to the financial statements (the Financial Statements) of the Danaos Group, which shall be the last set of annual audited consolidated financial statements or unaudited quarterly financial statements of the Guarantor, but so that:

Adjusted Total Consolidated Assets means the value of total consolidated assets resulting after the replacement of the aggregate net book value of all the vessels on-the-water and vessels under construction owned by any member of the Danaos Group (as reflected on the Guarantor’s consolidated balance sheet) with the aggregate of their Market Values (or, in relation to vessels under construction only, their book values) less consolidated free cash and cash equivalents (being for these purposes cash available after meeting debt service and bank fees).

Applicable Accounting Principles means those accounting principles, standards and practices on which the preparation of the audited combined financial statements of the Danaos Group for the period ending 31 December 2009 were based or such other generally accepted accounting principles, standards and practices adopted by the Guarantor after the date hereof and notified to the Facility Agent (acting on the instructions of the Majority Lenders).

Consolidated Debt means total consolidated debt (current and non-current), whether on-balance sheet or off balance sheet (except for any guarantee facilities) and excluding any such debt owing by any member of the Danaos Group to another member of the Danaos Group and all swap exposure of the Group.

Consolidated EBITDA means for the previous four quarters the consolidated net income before taking into account consolidated interest gains or losses under any hedging arrangements, tax, depreciation, amortisation and any other non cash item, capital gains or losses realised from the sale of any vessel, financing payments (e.g. commitment and ticking fees), capital losses on vessel cancellations and any other non-recurring items (subject to the limitation below), each as presented in the Guarantor’s income statements. Non-recurring items will be excluded from the calculation of Consolidated EBITDA provided they do not exceed 5% of Consolidated EBITDA (excluding all non-recurring items) in any relevant period (except for the financial year ending 31 December 2010) such that any non-recurring items which exceed such 5% limit will be included in such calculation.

Interest Coverage means the ratio of Consolidated EBITDA to Net Interest Expense.

Liquid Funds means, in respect of the relevant period, the aggregate of:

(i)            cash in hand or held with banks or other financial institutions which is free of any Security Interest; and

(ii)           any other short-term financial investment which is free of any Security Interest.

Market Value of a vessel is the average of two market valuations to be provided at the expense of the Guarantor quarterly on the same date.

A charter-free valuation shall be on the basis of an arm’s length sale for prompt delivery for cash charter-free between a willing buyer and a willing seller.

A with-charter market valuation shall be calculated for a vessel subject to a charter with 12 months left to run as the aggregate of (a) the present value of the ‘bareboat-equivalent’ time charter income of the relevant vessel for the remaining term of such time charter, excluding any renewal options, and (b) the present value of the residual value of the relevant vessel at the end of the time charter which shall be deemed to be equal to the current charter-free value of a vessel with similar characteristics to the relevant vessel, save for the age, which shall be equal to the age of the relevant vessel at the expiration of the term of her time-charter (excluding any renewal options).

In calculating the above present values, the applicable discount rate shall be at the time of the valuation the applicable mid market interest rate swap rate (using Reuters screen at 11:00 a.m. London time) (being the US$ rate) for a period equal to the remaining term of the relevant vessel’s charter (excluding any renewal options).

Each market valuation shall be made independently by any two shipbrokers selected by the Facility Agent. If the two market valuations differ by more than 10% then a third valuation will also be obtained from a third approved broker and the market value of the relevant vessel shall comprise the average of the three valuations obtained.

Market Value Adjusted Net Worth means the amount by which the Market Value of Adjusted Total Consolidated Assets exceeds Total Consolidated Liabilities after excluding the net asset or liability relating to the fair value of derivatives, as reflected on the Guarantor’s consolidated balance sheet.

Minimum Security Cover is the ratio of the Market Value of the Ships to Consolidated Debt expressed as a percentage.

Net Interest Expense is equal to consolidated:

(a)           interest expense (excluding capitalised interest), less

(b)           interest income, less

(c)           realised gains on interest rate swaps (excluding capitalised gains), plus

(d)           realised losses on interest rate swaps (excluding capitalised losses);

each as reflected on the Guarantor’s consolidated income statement for the previous four quarters.

Net Leverage means the ratio of Consolidated Debt, less free cash and cash equivalents to Consolidated EBITDA.

Quarter Date means 31 March, 30 June, 30 September and 31 December.

Ship and Ships means the vessels owned by and registered (or to be owned by and registered) in the name of the Guarantor or any of its Subsidiaries or operated by the Guarantor or any of its Subsidiaries pursuant to a lease or other operating agreement constituting a capital lease obligation, in each case with all related equipment and any additions or improvements.

Total Consolidated Liabilities means the Guarantor’s total liabilities.”; and

(iv)           A new Clause 18.5 shall be inserted as follows:

“18.5      Definitions

For the avoidance of doubt, the definitions in Clause 18.2 shall be used when testing the Undertakings in Clause 18.1 and the definitions in Clause 18.4 shall be used when testing the Alternative Undertakings in Clause 18.3.”;

(e)          Clause 19.2 of the Facility Agreement shall be amended by inserting “Except during the period from 30 June 2010 until, and including, 30 June 2014” at the beginning of the second sentence of paragraph (d);

(f)           Clause 20.6 of the Facility Agreement shall be deleted and replaced with the following:

“20.6      Cross-default

Any of the following occurs in respect of an Obligor, or any other member of the Danaos Group:

(a)           any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

(b)           any of its Financial Indebtedness:

(i)            becomes prematurely due and payable;

(ii)           is placed on demand; or

(iii)          is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

in each case, as a result of an event of default (howsoever described) and after the expiry of any applicable grace period; or

(c)           any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described); or

(d)           any Security Interest securing such Financial Indebtedness becomes enforceable,

unless the aggregate amount of Financial Indebtedness failing within paragraphs (a)-(d) above is less than US$5,000,000 or its equivalent (in the case of a Borrower) or US$20,000,000 or its equivalent (in the case of the Guarantor or any other member of the Danaos Group).”; and

(g)          The Exposure Fee referred to in Clause 24.1(a) of the Facility Agreement shall be amended by deleting “at the rate of 0.27 per cent. per annum” and inserting, at the end:

“at the following rate:

(i)             from 31 December 2008 to 30 June 2009, 0.77 per cent. per annum;

(ii)            from 1 July 2009 to 31 December 2009, 1.27 per cent. per annum;

(iii)           from 1 January 2010 to 30 June 2014, 0.77 per cent. per annum; and

(iv)           thereafter, 0.27 per cent. per annum.”.

4             The Creditor Parties’ agreement to these changes to the Facility Agreement set out in paragraph 3 above are subject to the following:

(a)           the Facility Agent has received, in consideration of the execution of this Letter, an amendment fee as set out in a separate letter between the Borrowers and the Facility Agent, for distribution to the Lenders pro rata to their Commitments; and

(b)           the Facility Agent has received all of the following documents or evidence in form and substance satisfactory to it:

(i)            a duly executed original of this Letter (and each of the documents required to be delivered pursuant to this Letter); and

(ii)           in relation to each Borrower, the Guarantor, each Borrower Shareholder and each Owner, corporate authorities in relation to the execution of this Letter, together with certification of no change to constitutional documents since these last delivered to the Facility Agent.

5              Subject to the Facility Agent receiving the fee referred to in paragraph 4(a) above and the documents or evidence referred to in paragraph 4(b) above it will confirm in writing the effective date (the “Effective Date”) for the purposes of this Letter, which shall be the date on which the amendments to the Facility Agreement set out in paragraph 3 above come into effect (retroactively to the extent applicable).

6              With effect from the Effective Date, the Facility Agreement and the other Finance Documents shall be amended by construing:

(a)           all references in the Facility Agreement to “this Agreement” and all references in the other Finance Document to “the Facility Agreement” as references to the Facility Agreement as amended and supplemented by this Letter; and

(b)           all references in the Facility Agreement and the other Finance Documents to the Finance Documents (other than the Facility Agreement) as references to such Finance Documents as amended and supplemented by this Letter.

7              All other terms and conditions of the Facility Agreement and the other Finance Documents shall remain in full force and effect. In particular, all obligations of, and security granted by, the Borrowers, the Guarantor, the Owners and the Borrower Shareholders under the Finance Documents shall continue in full force and effect notwithstanding the matters set out in this Letter.

8              The representations and warranties set out in this paragraph are made by each of the Borrowers, the Guarantor, each of the Owners and each of the Borrower Shareholders on the date of this Letter and on the Effective Date to the Facility Agent (for itself and the Lenders).

(a)           it has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of this Letter and the transactions contemplated by this Letter;

(b)           subject to any general principles of law limiting its obligations, this Letter constitutes its legally binding, valid and enforceable obligations;

(c)           the entry into and performance by it of, and the transactions contemplated by, this Letter do not and will not conflict with:

(i)            any law or regulation applicable to it; or

(ii)           its or, in respect of the Guarantor, any of it’s Subsidiaries’ constitutional documents; or

(iii)          any document which is binding on it or, in respect of the Guarantor, any of its Subsidiaries, or any of its or, in respect of the Guarantor, its Subsidiaries’ assets;

(d)           all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Letter have been obtained or effected (as appropriate) and re in full force and effect;

(e)           no Default is outstanding; and

(f)            all information supplied or to be supplied to the Facility Agent or the Lenders in connection with this Letter is or, as the case may be, will be true and accurate and does not omit any fact the omission of which would make such information misleading.

9              This Letter, and all non-contractual obligations arising out of this Letter, shall be governed by, and construed in accordance with, English law. The provisions of clauses 38.1 and 38.3 (inclusive) of the Facility Agreement shall be incorporated into this Letter.

10           The Guarantor and the Borrowers shall jointly and severally reimburse the Facility Agent for all legal costs and expenses incurred by it in connection with the preparation and implementation of this Letter.

11           This Letter is a Finance Document.

12           This letter replaces totally the letter dated 24 August 2010 from the Facility Agent to the Borrowers, Guarantor, Borrower Shareholders and Owners.

13           Please would each of the parties to whom this Letter is addressed (each of whom is confirmed to be an “Obligor” for the purposes of the Facility Agreement) confirm its agreement to this Letter by signing below.

/s/ A.G. Demmers-Cortes	/s/ D.N. de Baan
A.G. Demmers-Cortes	D.N. de Baan
for and on behalf of
ABN AMRO BANK N.V.
as Facility Agent for the Creditor Parties

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for our obligations under the Facility Agreement as amended by this letter.

/s/ ZOE LAPPA
RAMONA MARINE COMPANY LIMITED
Name: ZOE LAPPA
Title: Attorney-at-Law
Date: 14 February 2012

We hereby acknowledge receipt of the above letter and confirm our agreement to the terms hereof and confirm that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for our obligations under the Facility Agreement as amended by this letter.

/s/ ZOE LAPPA
KARLITA SHIPPING COMPANY LIMITED
Name: ZOE LAPPA
Title: Attorney-at-Law
Date: 14 February 2012

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ JOHN COUSTAS
DANAOS CORPORATION
Name: JOHN COUSTAS
Title: PRESIDENT, CHIEF EXECUTIVE OFFICER
Date: 14 February 2012

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ ZOE LAPPA
/s/ SAPFO NAVIGATION INC.
Name: ZOE LAPPA
Title: Attorney-at-Law
Date: 14 February 2012

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ ZOE LAPPA
TULLY ENTERPRISES S.A.
Name: ZOE LAPPA
Title: Attorney-at-Law
Date: 14 February 2012

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ ZOE LAPPA
FASTCARRIER (NO. 5) CORP.
Name: ZOE LAPPA
Title: Attorney-at-Law
Date: 14 February 2012

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Finance Documents, to which we are a party shall remain in full force and effect and shall continue to secure the obligations of the Borrowers under the Facility Agreement as amended by this Letter.

/s/ ZOE LAPPA
FASTCARRIER (NO. 6) CORP.
Name: ZOE LAPPA
Title: Attorney-at-Law
Date: 14 February 2012